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                                                                      EXHIBIT 21


                              CANTEL MEDICAL CORP.

                           SUBSIDIARIES OF REGISTRANT

                        --------------------------------


Carsen Group Inc.                           (Amalgamated under the laws of
                                            Ontario, Canada)

Minntech Corporation                        (Incorporated under the laws of
                                            Minnesota)

Minntech B.V.                               (Incorporated under the laws of
                                            The Netherlands)

Minntech Japan K.K.                         (Incorporated under the laws of
                                            Japan)

Biolab Equipment Atlantic Ltd.              (Incorporated under the laws of
                                            Pennsylvania)

Biolab Equipment Ltd.                       (Incorporated under the laws of
                                            Canada)

Biolab Equipment Canada Ltd.                (Incorporated under the laws of
                                            Canada)

Biolab Equipment Quebec Ltd.                (Incorporated under the laws of
                                            Canada)

Mar Cor Services, Inc.                      (Incorporated under the laws of
                                            Pennsylvania)